UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2016

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On January 19, 2016, the Board of Directors (the “Board”) of The Toro Company (the “Company”) increased the size of the Board from nine to ten directors and elected Richard M. Olson, the Company’s President and Chief Operating Officer, to fill the vacancy created by such increase.  Mr. Olson joins the class of directors having a term ending at the Company’s 2016 Annual Meeting of Shareholders to be held on March 15, 2016.  There are no arrangements or understandings between Mr. Olson and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Olson that are required to be disclosed by Item 404(a) of Regulation S-K.  As an employee director, Mr. Olson will not receive any director fees or other separate compensation for service on the Board for the period during which he is an employee of the Company and Mr. Olson will not serve on any committees of the Board.

Section 7—Regulation FD

Item 7.01              Regulation FD Disclosure.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by the Company in connection with the announcement of the election of Mr. Olson to the Board of the Company.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 19, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: January 19, 2016	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release dated January 19, 2016.	Furnished herewith